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                                 EXHIBIT 4.5

                           STOCK OPTION AGREEMENT


     THIS AGREEMENT is made as of the      day of        , 1996, by and between
National Beverage Corp., a Delaware corporation (the "Company") and
(the "Optionee").

                                   WITNESSETH

     WHEREAS, in recognition of the past and future services provided by the Optionee to the Company as a non-employee director and for the purposes of aligning the interests of the Optionee more closely with the interests of the Company's stockholders, the Company is willing to enter into this Agreement for the purpose of granting to the Optionee an option (the "Option") to purchase shares (the "Shares") of Common Stock, par value $.01 per share (the
"Common Stock"), of the Company.

     NOW, THEREFORE, the Company and Optionee intending to be legally bound, hereby agree as follows:

     1. Grant of Options. The Company hereby grants the Optionee the Option, exercisable for the period and upon the terms hereinafter set forth, to
purchase the Shares at an exercise price (the "Exercise Price") of $        per
share, subject to adjustment as provided in paragraph 5 hereof.

     2. Term of Option. (a) This Option is granted as of the date hereof (referred to herein as the "Date of Grant"), and, except as otherwise provided in paragraph 2(b) below, will terminate and expire ten (10) years from the date hereof (the "Expiration Date").

        (b) Except as provided below, Options that have not vested on the date the Optionee ceases, for any reason, to serve as a director of the Company shall be forfeited and terminated immediately upon termination of service.

        (c) In the event an Optionee ceases, for any reason except for "cause" or "voluntary resignation" (as defined below), to serve as a director of the Company all unexercised Options shall immediately vest and such Optionee (or in the event of the Optionee's death, the Optionee's legal representative) may exercise all such Options; provided, however, that such exercise must occur within 90 days of the date of such cessation and in no event may the Options be exercised more than ten (10) years from the date of the grant thereof. If the Optionee ceases to serve as a director of the Company because of a termination for "cause" or "voluntary resignation", Options that have become exercisable before the date of the Optionee's termination of service shall be exercisable for a period of thirty days following termination for cause or voluntary resignation and Options that have not become exercisable shall terminate. For purposes of this Plan, the term (x) "cause" shall include, but not be limited to, embezzlement or misappropriation of corporate funds, other acts of dishonesty, significant activities harmful to the reputation of the Company, a significant violation of the Company policy, willful refusal to perform, or substantial disregard of, the duties properly assigned to the Optionee, or a significant violation of any contractual, statutory or common law duty of loyalty to the Company and (y) "voluntary resignation" shall mean the voluntary resignation from the Board of Directors by the Optionee except in connection with permanent retirement.

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     3. Vesting of Option.  (a) The Vested Portion (as hereinafter defined) of the Option may be exercised, to the extent not previously exercised, in whole or in part, at any time or from time to time prior to the expiration of the Option in the manner provided below.

        (b) The "Vested Portion" of the Option means that percentage of the total number of shares, as specified in this Agreement, for which the Option is exercisable.

        (c) Unless the Option is previously terminated pursuant to this Agreement, this Option shall be exercisable as set out in the table below which corresponds with the period during which the Option (or portion thereof) is exercised:


               PERIOD                              VESTED PORTION
               ------                              --------------
               One (1) year from date of grant          20%
               Two (2) years from date of grant         20%
               Three (3) years from date of grant       20%
               Four (4) years from date of grant        20%
               Five (5) years from date of grant        20%



     4. Non-Transferability. No Option shall be assignable or transferable by the Optionee, except by will or pursuant to applicable laws of descent and distribution. During the life of an Optionee, an Option shall be exercisable only by such Optionee or such Optionee's legal representative.

     5. Adjustment Upon Changes in Capitalization. (a) If the outstanding shares of Common Stock are subdivided, consolidated, increased, decreased, changed into, or exchanged for the different number or kind of shares or other securities of the Company through reorganization, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue additional shares of Common Stock as a dividend or pursuant to a stock split, then the number and kind of shares of Common Stock available for issuance pursuant to the exercise of this Option and all shares subject to this Option and the Exercise Price of such Option shall be adjusted to prevent the inequitable enlargement or dilution of any rights hereunder. Distributions to the Company's shareholders consisting of property other than shares of Common Stock of the Company or its successor and distributions to shareholders of rights to subscribe for shares of Common Stock shall not result in the adjustment of the Shares purchasable under the Option or the Exercise Price of the Option. Adjustments under this paragraph shall be made by the Board whose determination thereof shall be conclusive and binding. Any fractional Share of Common Stock resulting from adjustments pursuant to this paragraph 5(a) shall be eliminated from the Option. Nothing contained herein shall be construed to affect in any way the right or power of the Company to make or become a party to any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or otherwise transfer all or any part of its business or assets.



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        (b)  If, in the event of a dissolution or liquidation of the Company or in the event of a merger or consolidation, in which the Company is not the surviving corporation, and the agreements governing such merger or consolidation do not provide for the issuance to the Optionee of a Substitute Option (as hereinafter defined), or for the express assumption of such outstanding Option by the surviving corporation, the Optionee shall have the right immediately prior to the effective date of such merger, consolidation, liquidation or dissolution to exercise the Option in whole or in part, without regard to the vesting provisions contained in paragraph 3. In any such event, the Company will mail or cause to be mailed to the Optionee a notice specifying the date that is to be fixed as of which all holders of record of the shares of Common Stock will be entitled to exchange such shares for securities, cash or other property issuable or deliverable pursuant to such merger, consolidation, liquidation or dissolution. Such notice shall be mailed at least twenty (20) days prior to the date therein specified. In the event the Option is not exercised in its entirety on or prior to the date specified therein, the Option shall terminate as of said date. For purposes of this paragraph 5(b), a Substitute Option shall mean an option under which the Optionee has the right to purchase on "substantially equivalent terms" (as hereinafter defined) (in lieu of shares of Common Stock), the stock, securities or other property he would be entitled to receive upon consummation of such merger or consolidation had he exercised the Option immediately prior thereto. For purposes of the preceding sentence, substantially equivalent terms shall be those terms given approval by the Board of Directors of the Company in its sole discretion.

     6. Manner of Exercise. The Option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the Option, has been delivered or transmitted by registered or certified mail, to the Secretary of the Company at its principal office. Said written notice shall specify the number of Shares purchasable under the Option which such person then wishes to purchase and shall be accompanied by such documentation, if any, as may be required by the Company as provided in paragraph 7 and payment of the aggregate option price. Such payment shall be in the form of (i) cash or a certified check (unless such certification is waived by the Company) payable to the order of the Company in the amount of the aggregate option price for such number of Shares, or (ii) certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of shares of Common
Stock of the Company the fair market value of which is equal to the aggregate option exercise price of the Shares being purchased, or (iii) a combination of these methods of payment. Delivery of said notice and such documentation shall constitute an irrevocable election to purchase the Shares specified in said notice and the date on which the Company receives said notice and documentation shall, subject to the provisions of paragraph 7, be the date as of which the Shares so purchased shall be deemed to have been issued. The person entitled to exercise the Option shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company of such payment, notice and documentation. For purposes of this Agreement, the "fair market value per share" of the Shares on a given date shall be: (i) if the shares are listed on a registered securities exchange, the closing price per share of the shares on such date (or, if there was no trading on such exchange on such date, on the next preceding day on which there was trading); (ii) if the shares are not listed on a registered securities exchange but the bid and asked prices per share for the Shares are provided by NASDAQ, the National



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Quotation Bureau Incorporated or any similar organization, the average of the closing bid and asked price per share of the Shares on such date (or, if there was no trading in the shares on such date, on the next preceding day on which there was trading) as provided by such organization; and (iii) if the shares are not traded on a registered securities exchange and the bid and asked prices per share of the Shares are not provided by NASDAQ, the National Quotation Bureau Incorporated or any similar organization, as determined in good faith by the Board of Directors of the Company.

     Anything in the Agreement to the contrary notwithstanding, in no event may the Option be exercisable if the Company shall, at any time and in its sole discretion, determine that (i) the listing, registration or qualification of any shares otherwise deliverable upon such exercise is required pursuant to any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities is necessary or desirable in connection with such exercise. In such event, such exercise shall be held in abeyance and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

     7. Limitations on Transferability. (a) The Optionee hereby acknowledges that the Shares which may be acquired pursuant to any exercise of the Option will not be registered under the Securities Act of 1933 (the "Act"), in part in reliance upon the exemption from the registration requirements of the Act afforded by Section 4(2) of the Act for transactions by an issuer not involving any public offering. The Optionee further acknowledges that the Company's reliance upon this exemption at the time of any exercise of the Option will be predicated upon the Optionee's representation at that time that such Shares are being acquired by him as an investment solely for his account and that he then has no intention of selling, pledging, transferring or otherwise distributing or disposing of all or any part of such Shares or any interest or participation therein except as permitted by the Act and the rules and regulations promulgated thereunder. The Optionee further acknowledges that, accordingly, the receipt by the Board of Directors of written representations to such effect may be required as a condition precedent to the right to exercise the Option, in whole or in part.

        (b) The Optionee agrees that there will be no disposition of all or any part of the Shares acquired pursuant to any exercise of the Option or any interest or interests therein, unless and until such disposition has been registered under the Act or the Company receives an opinion of its counsel that registration under the Act is not required in connection with such disposition.

        (c) The Optionee agrees that upon any exercise of the Option, the transfer agent for the Shares acquired pursuant to such exercise will be instructed to place appropriate stop orders against the transfer of the Shares and that the certificate or certificates to be issued representing the Shares will conspicuously bear a legend substantially as follows:


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        The shares represented by this certificate have
        not been registered under the Securities Act of 1933. The shares have been acquired for investment and may not be sold, transferred, pledged, hypothecated or otherwise disposed of in the absence of an effective registration statement for the shares under the Securities
        Act of 1933 or an opinion of counsel to the Company that registration is not required under said Act.

        (d) The Optionee acknowledges that he is presently familiar with the Company's business, operations and financial condition. In this connection, the Company agrees that, upon the request of the Optionee, it will provide the Optionee with a copy of its then most recent Annual Report to Shareholders, its then most recent definitive Proxy Statement in connection with a meeting of its shareholders for the election of directors, its then most recent Annual Report on Form 10-K, and all Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by the Company with the Securities and Exchange Commission subsequent to the filing of its then most recent Annual Report on Form 10-K.

        (e) Optionee represents that he has not sold directly or indirectly, any shares of Common Stock of the Company at any time during the previous six month period and agrees not to sell any shares for the six month period from the date hereof. Optionee agrees not to exercise this Option at any time during the six month period following the date hereof.

     8. Transfers in Violation of Agreement.  The Company shall not be required
(a) to transfer on its books this Option or any Shares of the Company which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such Option or Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

     9. Further Instruments. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

     10. Notice. Any notice or request required or permitted under this Agreement shall be in writing and given or made by postage prepaid registered or certified mail, return receipt requested, addressed to the other party at the address hereinafter shown below his or its signature or at such other address as such party may from time to time specify for the purpose in a notice similarly given to the other party.

     11. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Optionee, his heirs, executors, administrators, successors and assigns.



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     12. Governing Law; Entire Agreement; Amendments.  This Agreement, shall be construed and enforced in accordance with the internal laws of the State of Delaware, applicable to agreements made or performed in said State and, together with the Plan, constitutes the entire agreement of the parties with respect to the subject matter hereof superseding all prior written or oral agreements, and no amendment or addition hereto shall be deemed effective unless agreed to in writing by the parties or as otherwise permitted by the Plan.

     13. Separability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Agreement.

     14. Waiver of Breach. A waiver by the Company or the Optionee of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party.

     15. Headings. The paragraph headings contained in this Agreement have been inserted for identification and reference purposes and shall not determine the construction or interpretation of this Agreement.

     16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute a single instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


"OPTIONEE"                                 NATIONAL BEVERAGE CORP.


                                           By:
- -------------------------------------         ----------------------------------
(Signature)

                                           Title:  Chairman, President & CEO
- -------------------------------------            -------------------------------
(Print Name)

Address:                                   Address: One North University Drive
        -----------------------------               ----------------------------

- -------------------------------------               Fort Lauderdale, FL  33324
                                                    ----------------------------
- -------------------------------------



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